EXHIBIT 10.49



         THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.



                     AMERICAN MARKETING WORKS, INC.

                             TRANCHE A NOTE



  $4,750,000.00                                February 16, 1993


            AMERICAN MARKETING WORKS, INC., a Delaware corporation (together with its successors, the "Company"), for value received, promises to pay GREYROCK CAPITAL GROUP INC. (the "Lender"), or registered assigns, an aggregate principal amount of FOUR MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($4,750,000), or the aggregate outstanding principal amount of the Tranche A Loans made by such Lender, whichever is less, on June 30, 1995 (or if such day is not a Business Day, on the next succeeding Business Day) (the "Maturity Date"), and to pay, in arrears on the first day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day), commencing with December 1, 1994, until the Maturity Date and on the Maturity Date, interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the aggregate unpaid principal amount hereof from time to time at a rate equal to the sum of 4.75% per annum plus the Commercial Paper Rate (as hereinafter defined) (but not at a rate higher than the highest rate permitted by applicable law), and to pay on demand interest at a rate equal to the sum of 6.75% per annum plus the Commercial Paper Rate (but not at a rate higher than the highest rate permitted by applicable law) on any overdue principal, premium and interest from the due date thereof to the date of actual payment (after as well as before judgment and during bankruptcy). Changes in the rate of interest applicable hereto shall occur as of the opening of business on any day on which the Commercial Paper Rate changes.

             "Commercial Paper Rate" means for any day in any calendar month, the rate of interest equivalent to the money market yield for the Interest Determination Date falling in such month on the one month Commercial Paper Rate for dealer-placed commercial paper of issuers whose corporate bonds are rated "AA" or its equivalent by a nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York and published weekly by the Board of Governors of the Federal Reserve System in its H.15 report, or any successor publication published by the Board of Governors of the Federal Reserve System or, if such rate for such date is not yet published in such statistical release, the rate for that date will be the rate set forth in the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. "Interest Determination Date" means November 1, 1994 and the first Business Day of each calendar month thereafter.

            This Note is one of the Tranche A Notes referred to in the Amended and Restated Credit Agreement dated as of February 16, 1993 (as amended from time to time, the "Credit Agreement") among the Company, the lenders referred to therein and Greyrock Capital Group Inc. (as successor to U S WEST Financial Services, Inc.), as Agent. The Credit Agreement and the Security Documents referred to therein contain additional rights of the holder of, and the security for, this Note. Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement.

            If an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest hereon may become or be declared forthwith due and payable in the manner and with the effect provided in the Credit Agreement.

            This Note also may and must be prepaid as provided in the Credit Agreement, together with any premiums set forth therein, under the circumstances therein described.

            Payments of principal hereof and interest and premium hereon shall be made in lawful money of the United
  States of America.

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first above written.


                           AMERICAN MARKETING WORKS, INC.



                           By /s/ Marvin Winkler
                              Title: President